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                                                                 Exhibit 4(a)


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                      MITCHELL ENERGY & DEVELOPMENT CORP.

                                      AND

                             NATIONSBANK OF TEXAS,
                              NATIONAL ASSOCIATION





                              ____________________



                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of January 15, 1994


                             _____________________


                       Supplementing the Senior Indenture
                                  dated as of
                                January 1, 1993





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         THIS FIRST SUPPLEMENTAL INDENTURE, dated as of January 15, 1994 between Mitchell Energy & Development Corp., a Texas corporation (the "Issuer"), and NationsBank of Texas, National Association, a national banking association (the "Trustee"), as trustee under the Original Indenture referred to below,

                              W I T N E S S E T H:

         WHEREAS, the Issuer has duly authorized the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (the "Securities"), which are to be issued in one or more series; and the Issuer has heretofore made, executed and delivered to the Trustee its Senior Indenture dated as of January 1, 1993 (such Senior Indenture being sometimes referred to herein as the "Original Indenture") pursuant to which the Securities are issuable;

         WHEREAS, no Securities have been issued under the Original Indenture;

         WHEREAS, Sections 2.1 and 2.3 of the Original Indenture provide that the form and terms of any series of Securities may be established in an indenture supplemental thereto, and the Issuer desires to establish in this First Supplemental Indenture both the form and terms of a series of Securities designated as its 6 3/4% Senior Notes Due 2004 (the "2004 Notes");

         WHEREAS, all things necessary to authorize the execution and delivery of this First Supplemental Indenture, to establish the form and terms of the 2004 Notes as provided for in this First Supplemental Indenture, and to make the Original Indenture, as supplemented by this First Supplemental Indenture, a valid agreement of the Issuer, in accordance with its terms, have been done;

         NOW, THEREFORE, in consideration of the premises and the purchase of the 2004 Notes by the Holders, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the 2004 Notes as follows:

                                   ARTICLE 1

                      SUPPLEMENT TO THE ORIGINAL INDENTURE

         SECTION 1.1  SUPPLEMENT TO ARTICLE ONE OF THE ORIGINAL INDENTURE.
Section 1.1 of the Original Indenture is supplemented by inserting therein, in alphabetical order, the following definitional paragraphs:

         "Adjusted Consolidated Stockholders' Equity" means the sum of (a) Consolidated Stockholders' Equity and (b) the aggregate book value of all Special Dividends that may have been declared or paid by the Issuer other





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         than the Special Dividend with respect to which such computation is being made.

         "Consolidated Stockholders' Equity" means the sum of the amounts set forth on the consolidated balance sheet of the Issuer and its Subsidiaries, prepared in accordance with generally accepted accounting principles and as of any date selected by the Issuer not more than 90 days prior to the taking of any action for the purpose of which the determination is being made, as (a) the par or stated value of all outstanding capital stock of the Issuer, (b) paid-in capital or capital surplus relating to such capital stock and (c) retained earnings or earned surplus, less treasury stock.

         "Energy Business" means the business of the exploration for, and development, acquisition, production, processing, marketing, refining, storage and transportation of, hydrocarbons and other related energy and natural resource businesses.

         "Energy Subsidiary" means any Subsidiary primarily engaged in the Energy Business at the time of determination, whether directly or through any subsidiary thereof.

         "Special Dividend" means any declaration or payment by the Issuer on or after January 15, 1994 of any dividend or other distribution on any class of its capital stock or to the holders of any class of its capital stock payable in shares of the capital stock of any Energy Subsidiary (or rights or warrants to acquire such shares).

         "Special Redemption Event" means any declaration or payment by the Issuer of any Special Dividend, if (a) at the time of such action an Event of Default shall have occurred and be continuing, or (b) at the time the Issuer becomes committed to take such action and upon giving effect to such Special Dividend and all other Special Dividends declared or paid prior thereto, Adjusted Consolidated Stockholders' Equity would decrease by more than 33 1/3 percent.

         "2004 Notes" means the series of Securities denominated as the 6 3/4% Senior Notes Due 2004.

                                   ARTICLE 2

                                 THE 2004 NOTES

         SECTION 2.1 FORM AND TERMS. The 2004 Notes shall be in the form of Exhibit A hereto. The terms of the 2004 Notes set forth in Exhibit A shall be part of the terms and provisions of this First Supplemental Indenture as fully as if set forth herein.





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         SECTION 2.2  DEFEASANCE.  The provisions of Section 10.1(C) of the
Original Indenture shall be applicable to the 2004 Notes.

         SECTION 2.3  REDEMPTION.

         (a) Upon the occurrence of a Special Redemption Event, each Holder of the 2004 Notes then Outstanding may elect to require the Issuer to redeem all or any part of such Holder's 2004 Notes, within the time period specified in and subject to the procedures set forth in subsection (c) of this Section 2.3, at a redemption price (the "Special Redemption Price") equal to 100% of the principal amount thereof, together with accrued interest to the date fixed for redemption (the "Special Redemption Date"), but interest installments whose stated maturity is on or prior to such Special Redemption Date will be payable to the Holders of record on the relevant record dates.

         (b) Redemption of 2004 Notes at the election of the Holders, as permitted by the provisions of this Section 2.3, shall be made in accordance with such provisions and, except to the extent inconsistent with the provisions of this Section 2.3, Article Twelve of the Original Indenture.

         (c) Not more than 15 days after the occurrence of a Special Redemption Event, the Issuer (or, at the Issuer's request, the Trustee) shall give notice thereof to the Holders of the 2004 Notes, at their respective addresses appearing in the registry books, such notice to be given in the name of and at the expense of the Issuer by first-class mail, postage prepaid. All such notices shall set forth:

                 (1) a summary description of the Special Redemption Event that has occurred,

                 (2)      the date such Special Redemption Event occurred,

                 (3) that each Holder of 2004 Notes then Outstanding may require the Issuer to redeem all or any part of his 2004 Notes by surrendering them no later than the tenth day prior to the Special Redemption Date,

                 (4) the Special Redemption Date, which shall be the first Business Day next succeeding 60 days after the giving of such notice,

                 (5)      the Special Redemption Price,

                 (6) that on the Special Redemption Date, the Special Redemption Price will become due and payable upon each such 2004 Note required to be redeemed and that interest thereon will cease to accrue on and after said date,





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                 (7)      that the form of written notice instructing the
         Issuer to redeem a 2004 Note is part of the 2004 Note, and

                 (8) the place or places where such 2004 Notes are to be surrendered for payment of the Special Redemption Price.

         For a 2004 Note to be redeemed at the election of the Holder thereof, the Issuer must receive such 2004 Note at the place or places where the 2004 Notes are to be surrendered for payment of the Special Redemption Price, on or before the tenth day prior to the Special Redemption Date, accompanied by written notice to the Issuer (which shall be substantially in the form of the Notice of Redemption at Holder's Option specified in the form of the 2004 Note set forth in Exhibit A hereto) instructing the Issuer to redeem such 2004 Note. Such notice duly received shall be irrevocable. The Holder of a 2004 Note may elect redemption by the Issuer of his 2004 Note in the principal amount of $1,000 or an integral multiple thereof.

         If the Issuer shall fail to give any notice of the occurrence of a Special Redemption Event as required by this subsection (c), then the Holders of the 2004 Notes then Outstanding shall have the continuing right to require the Issuer to redeem their 2004 Notes at a Special Redemption Price equal to 100% of the principal amount thereof, together with accrued interest to the date of such redemption, until the Issuer shall have given such notice as aforesaid, whereupon such right shall be subject to the limitations and procedures set forth above in this subsection (c).

         (d) On or prior to any Special Redemption Date, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in
Section 3.5 of the Original Indenture) an amount of money sufficient to pay the Special Redemption Price of, and (except if the Special Redemption Date shall be an interest payment date) accrued interest on, all the 2004 Notes which are to be redeemed on that date.

         SECTION 2.4 OFFICES FOR NOTICES AND PAYMENTS, ETC. The Place of Payment of the 2004 Notes shall be Atlanta, Georgia, and the Issuer hereby designates the agency of the Trustee, NationsBank of Georgia, N.A., 715 Peachtree Street, 7th floor, Atlanta, Georgia 30308-1297, as the agency where the 2004 Notes may be presented for payment, for registration of transfer and for exchange and where notices and demands to or upon the Issuer in respect of the 2004 Notes may be served.

         SECTION 2.5 NO AUTHENTICATING AGENT. The Issuer and the Trustee agree that no Person shall act as Authenticating Agent of the Trustee with respect to the 2004 Notes without the express approval of the Issuer.

         SECTION 2.6 EXCLUSIVITY. The provisions of this Article 2 are intended to relate exclusively to the 2004 Notes.





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                                   ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE ISSUER

         SECTION 3.1 AUTHORITY OF THE ISSUER. The Issuer is duly authorized by a resolution of the Board of Directors to execute and deliver this First Supplemental Indenture, and all corporate action on its part required for the execution and delivery of this First Supplemental Indenture has been duly and effectively taken.

         SECTION 3.2 TRUTH OF RECITALS AND STATEMENTS. The Issuer warrants that the recitals of fact and statements contained in this First Supplemental Indenture are true and correct, and that the recitals of fact and statements contained in all certificates and other documents furnished hereunder will be true and correct.

                                   ARTICLE 4

                             CONCERNING THE TRUSTEE

         SECTION 4.1 ACCEPTANCE OF TRUSTS. The Trustee accepts the trusts hereunder and agrees to perform the same, but only upon the terms and conditions set forth in the Original Indenture and in this First Supplemental Indenture, to all of which the Issuer and the respective Holders of the 2004 Notes at any time hereafter outstanding agree by their acceptance thereof.

         SECTION 4.2 RESPONSIBILITY OF TRUSTEE FOR RECITALS, ETC. The recitals and statements contained in this First Supplemental Indenture (other than in Section 2.5) shall be taken as the recitals and statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture, except that the Trustee is duly authorized to execute and deliver this First Supplemental Indenture.

                                   ARTICLE 5

                            MISCELLANEOUS PROVISIONS

         SECTION 5.1 RELATION TO THE INDENTURE. The provisions of this First Supplemental Indenture shall become effective immediately upon the execution and delivery hereof. This First Supplemental Indenture and all the terms and provisions herein contained shall form a part of the Indenture as fully and with the same effect as if all such terms and provisions had been set forth in the Original Indenture. The Original Indenture is hereby ratified and confirmed and shall remain and continue in full force and effect in accordance with the terms and provisions thereof, as supplemented by this First Supplemental Indenture, and the Original Indenture and this First Supplemental Indenture shall be read, taken and construed together as one instrument.





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         SECTION 5.2  MEANING OF TERMS.  Any capitalized term used in this
First Supplemental Indenture and not defined herein that is defined in the Original Indenture shall have the meaning specified in the Original Indenture, unless the context shall otherwise require.

         SECTION 5.3 COUNTERPARTS OF FIRST SUPPLEMENTAL INDENTURE. This First Supplemental Indenture may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

         SECTION 5.4 GOVERNING LAW. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of Texas.

         IN WITNESS WHEREOF, Mitchell Energy & Development Corp. and NationsBank of Texas, National Association have caused this First Supplemental Indenture to be duly executed, all as of the date first above written.


                                        MITCHELL ENERGY & DEVELOPMENT CORP.




                                        BY:_____________________________________
                                             W. BROOKE HAMILTON, JR.
                                             VICE PRESIDENT - FINANCE
                                             & TREASURER




                                        NATIONSBANK OF TEXAS,
                                        NATIONAL ASSOCIATION, AS TRUSTEE




                                        BY:_____________________________________
                                             SHELBY A. BEER
                                             VICE PRESIDENT








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